Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence Otis, Jr., Linda J. Dimopoulos and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Darden Restaurants, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute of substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 15th day of September, 2006, by the following persons.

/s/Linda J. Dimopoulos	/s/ Clarence Otis, Jr.
Linda J. Dimopoulos	Clarence Otis, Jr.
Senior Vice President and	Chairman of the Board and
Chief Financial Officer	Chief Executive Officer

/s/Leonard L. Berry	/s/Cornelius McGillicuddy, III
Leonard L. Berry	Cornelius McGillicuddy, III
Director	Director

/s/ Odie C. Donald	/s/Michael D. Rose
Odie C. Donald	Michael D. Rose
Director	Director

/s/ David H. Hughes	/s/Maria A. Sastre
David H. Hughes	Maria A. Sastre
Director	Director

/s/ Charles A. Ledsinger, Jr.	/s/Jack A. Smith
Charles A. Ledsinger, Jr.	Jack A. Smith
Director	Director

/s/ William M. Lewis, Jr.	/s/Blaine Sweatt, III
William M. Lewis, Jr.	Blaine Sweatt, III
Director	Director

/s/ Andrew H. Madsen	/s/Rita P. Wilson
Andrew H. Madsen	Rita P. Wilson
Director	Director